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                                                                     EXHIBIT 7.1

                               LICENSE AGREEMENT

         This LICENSE AGREEMENT ("Agreement") is entered into as of the 17th day of October, 1995 between TM Acquisition Corp., a Delaware corporation, with an address at 3838 East Van Buren, Phoenix, Arizona 85008 ("Licensor"), Century 21 Real Estate Corporation, a Delaware corporation, with an address at 339 Jefferson Road, Parsippany, New Jersey 07054 ("Century 21"), and American Remodeling, Inc. a Texas Corporation, with an address at 8585 North Stemmons Freeway, Dallas, Texas 75247 ("Licensee").

         WHEREAS, Century 21, an Affiliate of Licensor, is the owner of registrations and applications for, and common law rights in, the trademark "CENTURY 21" and the stylized version and logo depicted on Exhibit A hereto, and the trade dress used in connection with or as part of the foregoing (the "Trade Dress") (all of the foregoing, individually and collectively, the "Trademark"); and

         WHEREAS, Century 21, has granted to Licensor an exclusive license to the Trademark in connection with the marketing, selling, furnishing, and installation of home improvement products pursuant to a license agreement dated the date hereof (the "Master License"); and

         WHEREAS, Licensee is engaged in the business of marketing, selling, furnishing, and installing home improvement products; and

         WHEREAS, Licensee desires to obtain, and Licensor is willing to grant, a license pursuant to which Licensee shall have the right to use the Trademark in connection with the marketing, selling, furnishing, and installation of home improvement products in the United States, Canada (as now constituted), and Mexico on the terms set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. As used herein, the term:





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         1.1.    "Advertising Contribution" shall have the meaning set forth in
Subsection 8.1.

         1.2. "Affiliate" shall mean, with respect to Licensor or Licensee, any other person, entity, or organization directly or indirectly controlling, controlled by, or under common control with, the Licensor or Licensee at any time during the period for which the determination of affiliation with Licensor or Licensee is being made.

         1.3.    "Century 21" shall have the meaning set forth in the Preamble.

         1.4. "Confidential Information" shall mean any nonpublic information, technical data, or know-how which relates to the business, services, or products of either party or a third party, including without limitation, any customer lists, salary information, research, products, services, developments, inventions, processes, techniques, designs, or distribution, marketing, financial, merchandising and/or sales information.

         1.5. "Contract Revenue" shall have the meaning set forth in Subsection 11.2.

         1.6. "Contract(s)" shall mean all contracts of any nature entered into by Licensee with its customers relating to the provision or sale of Licensed Products or Licensed Services.

         1.7. "Current License Agreement" shall mean the current license agreement between Licensee and its current licensor under which Licensee currently sells the Licensed Products and Licensed Services.

         1.8. "Earned Royalties" shall have the meaning set forth in Subsection 11.2.

         1.9.    "GDP" shall have the meaning set forth in Section 8.1.

         1.10.   "Franchisee(s)" shall mean the franchisees of Century 21.

         1.11. "Joint Referral Program" shall have the meaning set forth in Subsection 16.1.





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         1.12.   "License" shall mean the exclusive right to use the Trademark in the form set forth on Exhibit A hereto in connection with the Licensed Products and Licensed Services in the Territory during the Term.

         1.13. "Licensed Products" shall mean only those home improvement products specifically designated in Exhibit B hereto and that are sold or offered for sale for use in Residential Properties.

         1.14. "Licensed Services" shall mean the marketing, sale, furnishing, and installation of Licensed Products for Residential Properties.

         1.15.   "Licensor" shall have the meaning set forth in the Preamble.

         1.16. "Licensor Lists" shall have the meaning set forth in Subsection 22.4.

         1.17.   "Licensee" shall have the meaning set forth in the Preamble.

         1.18. "Master License" shall have the meaning set forth in the Preamble.

         1.19. "Minimum Royalties" shall have the meaning set forth in Subsection 11.1.

         1.20.   "N.A.F." shall have the meaning set forth in Subsection 8.1.

         1.21. "Other Products" shall have the meaning set forth in Subsection 3.1.

         1.22.   "Prime Rate" shall have the meaning set forth in Subsection
11.3.

         1.23. "Quarter" shall mean Licensee's fiscal quarter ending on the Sunday nearest the last day in the calendar quarter, except for the fourth quarter, which ends on December 31.

         1.24. "Receiving Party" shall have the meaning set forth in Subsection 22.2.





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         1.25.   "Referral Service Feel, shall have the meaning set forth in
Subsection 12.1.

         1.26. "Residential Properties" shall mean noncommercial properties that are utilized solely for residential purposes, excluding (a) properties which Licensee has entered into a contract with respect to four or more connected and/or attached residential units, and (b) properties which are part of a residential condominium unit and Licensee has entered into a contract which is negotiated and paid for by the management of the condominium.

         1.27. "Royalties" shall mean, with respect to any Year, the Minimum Royalties and/or the Earned Royalties, including any and all Sublicensee Royalties, as the case may be, actually due to Licensor for such Year, as calculated in accordance with Subsections 11.1, 11.2, and 11.3.

         1.28. "Sublicensee Royalties" shall have the meaning set forth in Subsection 11.2.

         1.29. "Term" shall mean the term of this Agreement, which shall commence as of January 1, 1996 and shall expire on December 31, 2015, unless earlier terminated pursuant to the terms of this Agreement. Notwithstanding the foregoing, if Licensee's Current License Agreement should for any reason be terminated prior to December 31, 1995, then this Agreement shall commence as of the day following the date of termination of the Current License Agreement, and the first Year of this Agreement shall be extended by the amount of time remaining in the 1995 calendar year, with no effect on the Minimum Royalties for the 1996 Year.

         1.30. "Territory" shall mean the United States, Canada (as now constituted), and Mexico.

         1.31.   "Trade Dress" shall have the meaning set forth in the Preamble.

         1.32. "Trademark(s)" shall have the meaning set forth in the Preamble.





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         1.33.   "Year" shall mean each twelve month period during the Term commencing January 1 of each year and ending December 31 of the same calendar year.

2.       Grant of License.

         2.1. Subject to the terms and provisions hereof, Licensor hereby grants to Licensee and Licensee hereby accepts the License during the Term.

         2.2. Licensee grants to Licensor the right to approve, prior to the use thereof, the full trade name under which Licensed Products and Licensed Services shall be offered by Licensee under this Agreement, which approval shall not be unreasonably withheld. Licensee shall not commence the conduct of any business activity under this Agreement without Licensor's prior written approval of the trade name to be used in conjunction with the Licensed Products and Licensed Services. Licensee may operate under the trade names "CENTURY 21 Home Improvements," "CENTURY 21 Remodeling" or an alternative trade name which is approved by Licensor. Licensee shall file assumed name certificates or similar documents in connection with operating under such names in such jurisdictions as such filings may be legally required.

         2.3. It is understood and agreed that the License applies solely to the use of the Trademark in connection with the Licensed Products and Licensed Services and that (i) no use of any other trademark of Licensor or of any of Licensor's Affiliates, and (ii) no use of the Trademark on any products or services other than the Licensed Products and Licensed Services, is authorized or permitted. Licensor reserves the right to use, and to grant to any other licensee the right to use, the Trademark on or in connection with any and all products and services outside the Territory and on or in connection with any and all products and services other than the specific Licensed Products and Licensed Services within the Territory.

         2.4. Unless otherwise approved by Licensor, all references to the Trademark, including uses of a trade name incorporating the Trademark, in Contracts, advertisements, or promotional materials, shall prominently display a statement to the effect that the Licensed Products or Licensed Services are sold, furnished, and





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installed by American Remodeling, Inc., an independently owned contractor.

         2.5. Licensee may sublicense the right to use the Trademark in connection with Licensed Products and the Licensed Services, provided that Licensor approves in writing in advance any such sublicensee and sublicense agreement, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Licensee may utilize the services of independent contractors with respect to the sale or provision of Licensed Products and Licensed Services.

         2.6. Licensee shall provide Licensed Products and Licensed Services under the Trademark in substantially all of the economically viable markets for such products and services within the Territory. In the event that Licensor requests Licensee to provide Licensed Products and Licensed Services in other markets within the Territory, Licensee agrees that, with respect to such markets, it shall use commercially reasonable efforts to either: (i) provide the Licensed Products and Licensed Services within such markets or (ii) subject to the restrictions of Subsection 2.5 hereof, enter into a sublicense agreement with a third party whereby the Licensed Products and Licensed Services will be made available within the market so requested by Licensor.

         2.7. Licensee, acting in its sole discretion, may engage in any business or business activities of any kind or character, including but not limited to the sale of products and services similar to the Licensed Products and Licensed Services under names and marks other than the Trademarks or may acquire other business entities without the approval of the Licensor; provided that the foregoing shall not in any way adversely affect the Trademark or the goodwill symbolized thereby. Notwithstanding the foregoing, Licensee agrees that for purposes of calculating the royalties due hereunder, any and all sales of Licensed Products or Licensed Services by Licensee or any of its sublicensees, resulting in any way from (i) use of the Trademarks by Licensor, or (ii) referrals or leads generated or any customer information provided by Licensor, Licensor's employees, Franchisees, or Franchisees, employees which result in the sale of Licensed Products or Licensed Services within six (6) months from the date of such referral or lead, or (iii)





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as a result of any Licensor Lists, shall be considered sales hereunder, and
Earned Royalties shall be payable with respect thereto.

         2.8. Licensee in its sole and absolute discretion may, at any time not later than six (6) months prior to December 31, 2005, elect, upon written notification of such election to Licensor, to terminate this Agreement effective on, and not earlier than, December 31, 2005. In the event that Licensee does not elect to terminate this Agreement pursuant to the provision in this Subsection 2.8, the Term shall extend through December 31, 2015 with Royalty Payments during the remainder of the Term to be calculated and paid as set forth on Exhibit C hereto, and with other terms and conditions as set forth herein.

3.       Licensee's Right of First Refusal

         3.1. Licensee shall have a right of first refusal to obtain a license to use the Trademark in connection with the marketing, sale, furnishing, and installation of (a) solar energy systems, (b) tiling and flooring (excluding carpet), (c) plumbing, and (d) insulation (collectively, "Other Products") in the Territory.

         3.2. In the event that Licensor receives a bona fide offer from a third party for a license to market, sell, furnish, and install Other Products, Licensor shall so notify Licensee and Licensee shall have the right and option to enter into an agreement upon terms that match the material, operative terms and conditions of the bona fide third party offer.

         3.3. Licensee shall have a period of ninety (90) days after receiving notice of the terms and conditions of the bona fide third party offer to exercise its option. If within such ninety (90) day period, Licensee does not enter into such agreement, Licensor shall have the right to enter into such agreement with the third party (or other third party, so long as the operative terms and conditions are not materially better than those offered to and refused by Licensee).





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4.       Representations and Warranties.

         4.1. Licensor represents and warrants that it has full right, power, and authority to enter into this Agreement, to grant the License hereunder, to perform all of its obligations hereunder, and to consummate all of the transactions contemplated herein and that the Trademark is valid and enforceable. Licensor additionally represents and warrants that the use of the Trademark by Licensee in connection with the Licensed Products and Licensed Services in the Territory during the Term, as expressly authorized hereunder, shall not infringe any trademark or copyright of any third party. Licensee agrees and acknowledges that other than those representations explicitly contained in this Agreement, no representations, warranties, or guarantees of any kind have been made to Licensee, either by Licensor or its Affiliates, or by anyone acting on Licensor's behalf. Licensor further represents and warrants that it: (i) has received such documents and information as it has requested with respect to, among other things, Licensee's business, operations, product and service quality standards, financial condition, and prospects, (ii) has had opportunities to ask questions of and receive full and satisfactory answers from Licensee concerning all such matters, and (iii) has had reasonable opportunity to conduct, and has conducted, all other due diligence investigations and other activities that it deemed relevant or material to its decision to enter into this Agreement.

         4.2. Century 21 represents and warrants that it has full right, power, and authority to enter into this Agreement, to perform all of its obligations hereunder, and to consummate all of the transactions contemplated herein and that the Trademark is valid and enforceable. Century 21 further represents and warrants that it owns all right, title, and interest in the Trademark. Licensee agrees and acknowledges that other than those representations explicitly contained in this Agreement, no representations, warranties, or guarantees of any kind have been made to Licensee, either by Century 21 or its Affiliates, or by anyone acting on Century 21's behalf.

         4.3. Licensee represents and warrants that it has the full right, power, and authority to enter into this Agreement, to perform all of its obligations hereunder, and to consummate the transactions contemplated herein,





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and that as a result of entering into this Agreement, Licensee shall not violate any contractual or other right of any third party. Licensee further represents and warrants that no Licensed Product or Licensed Service shall violate or infringe any patent, trademark, copyright, or other intellectual property right of any third party, or shall be manufactured (to the extent within the control of Licensee) or sold in violation of any statute, ordinance or administrative order, rule, or regulation. Licensee further represents and warrants that its Current License Agreement shall terminate by its own terms on December 31, 1995 without any (i) automatic renewal or (ii) unilateral right of renewal on the part of its current Licensor.

         4.4. Licensor and Licensee each represent and warrant that (i) this Agreement constitutes a valid and legally-binding obligation of it, (ii) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite corporate action on the part of it, and (iii) no other corporate proceedings on the part of it or consents are required in connection with the execution, delivery, and performance by it of this Agreement.

5.       Quality Standards.

         5.1. Licensee acknowledges that the Trademark has established extremely valuable goodwill and is well recognized among consumers, and that it is of great importance to each party that in the sale and provision of the Licensed Products and Licensed Services, the high standards and reputation that Licensor has established be maintained. Accordingly, all Licensed Products and all Licensed Services provided by Licensee hereunder shall be of such high quality as is consistent with the longstanding reputation of Licensor.

         5.2. Licensee may use the Trademark only pursuant to the specifications and designs for the Trademark approved in writing by Licensor or provided in writing by Licensor and only in the manner approved by Licensor with respect to the Licensed Products and Licensed Services. For any Trademark that is federally registered, appropriate notice of registration in accordance with the applicable laws or regulations of the applicable jurisdiction shall accompany uses of such Trademark (i.e., a





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small "R" within a circle in the United States) as necessary to obtain the maximum protection for trademarks under the applicable trademark law.

         5.3. Licensee shall submit to Licensor for Licensor's review and prior written approval, samples of each initial use of all materials of any nature bearing the Trademark. The foregoing notwithstanding, following approval by Licensor of the initial use, no additional approval will be required with respect to any minor alterations in the format, layout, or color (excluding any such changes to the Trademark) of approved materials or any changes in media sources, provided that any such new media sources are similar in all material respects to those previously approved by Licensor and will not have an adverse effect on the Trademarks, and provided that in all other respects such materials are substantially similar to the sample previously approved by Licensor.

         5.4. Licensor shall approve or disapprove all submitted samples within three (3) business days of receipt of such sample and shall not unreasonably withhold its approval. In the event that Licensor does not approve or disapprove such sample in writing within three (3) business days or its receipt of such sample, Licensor shall be deemed to have approved such sample. Licensee shall seek approval as early as reasonably possible prior to production or use of each respective item bearing the Trademark.

         5.5. Subject to the coordination through the Chief Financial Officer or the Vice President of Operations of Licensee, or in the event that they are not available, such other appropriate officer (each of whom shall cooperate in such coordination), Licensee shall permit Licensor to visit Licensee's offices, work sites, or other places of business at any reasonable time, for inspection by Licensor's representatives of files, documents, product, and other materials relating to the Licensed Products and Licensed Services, at which time Licensor may take samples of Licensed Products and samples or copies of documents and other materials relating to the Licensed Products and Licensed Services, so long as no samples are taken which could unreasonably interfere with the ability of Licensee to install jobs which are in progress. It is understood and agreed that the provisions of Section 22





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apply to all Confidential Information obtained through or derived from such inspections.

         5.6. Licensee shall prepare and maintain periodic (at least quarterly) summary reports of all customer complaints to any third party or government agency regarding the Licensed Products and Licensed Services each month during the Term, and will promptly submit each such summary to Licensor following the end of each Quarter. In the event that there is a material increase in the level of registered customer complaints received as a percentage of total transactions consummated (the "Relevant Percentage") during any Quarter after the date hereof as compared to the relevant percentage of such customer complaints received by Licensee during the corresponding Quarter in the twelve (12) month period from August 1, 1994 through August 1, 1995, as set forth as part of Exhibit D hereto, or a material increase in the severity of the nature of the matters complained of as compared to complaints received in such prior corresponding Quarter, Licensee, upon notification from Licensor, shall promptly meet with Licensor to discuss steps necessary to reduce the number and severity of such customer complaints. Licensee shall promptly thereafter undertake and shall diligently pursue remedial efforts necessary to reduce the Relevant Percentage of customer complaints to approximately the level of such complaints for the corresponding Quarter during the twelve (12) month period from August 1, 1994 through August 1, 1995, as set forth in Exhibit H hereto, and in any event shall achieve such conformity within one hundred and twenty (120) days from notification by Licensor.

         5.7. Licensee represents and warrants that the Licensed Products and Licensed Services shall be furnished in a workman-like manner and that all product, labor and materials shall be of high quality. Licensee further represents and warrants that each completed application or installation performed hereunder shall be of high quality and that all applied or installed Licensed Products and their application or installation shall remain in good condition and be free from defects in material and workmanship for a period of one year from the date of application or installation. Licensee shall provide a written warranty to all of its customers for Licensed Products and Licensed Services substantially in the form attached hereto as Exhibit E.





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         5.8.    Licensee agrees to maintain and adhere to a general policy of customer satisfaction and shall use its best efforts to adjust complaints of customers and resolve controversies with customers with respect to the sale or provision of the Licensed Products and the Licensed Services. In the event Licensee receives any notice that any application or installation is defective, Licensee shall promptly investigate such complaint and shall promptly repair or replace any defective application or installation at no additional cost pursuant to the terms of the written warranty. If in the event any adjustment remains unsatisfactory to the customer, Licensee agrees that it will make good faith efforts to satisfy the reasonable complaints of such customer.

         5.9. All Licensee procedures and policies covering the marketing, sale, furnishing, and installation of Licensed Products shall be in conformance with Licensee's customer service standards, which shall be subject to the reasonable approval of Licensor. Licensee shall not offer Licensed Products and Licensed Services of a lower level than the quality and price categories that Licensee has offered similar products and services during the twelve (12) month period preceding this Agreement. In addition, Licensee agrees to observe no less than Licensee's minimum specifications, quality, and performance standards in effect as of the date hereof for Licensed Products and Licensed Services, as set forth in Exhibit F hereto. Licensor may conduct in its own discretion customer surveys to measure Licensee's adherence to Licensee's standards, subject to approval by Licensee as to the general method, form, and content thereof, which approval shall be promptly provided and may be withheld only for good cause, the reasons for which Licensee shall notify Licensor in writing. In conducting a survey, Licensor shall survey a statistically valid sampling of customers who purchased a Licensed Product, received Licensed Services, or who allowed Licensee into their home to conduct a sales presentation. Provided that Licensor has used generally accepted methods of conducting such surveys, Licensee agrees that, in the event any such survey shows levels of customer dissatisfactions materially greater than those in effect as of the date hereof (as reflected in the survey results conducted for the years 1994 and 1995 with respect to Licensee's business, copies of which are to be provided by Licensee to Licensor concurrently with the execution





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of this Agreement), then Licensee shall take such immediate steps as are necessary to correct those problems in quality or performance that are revealed by the survey. Licensor agrees promptly to provide copies of the questions, methodology, and results of these surveys to Licensee.

         5.10. Licensee agrees to provide the Licensed Products and Licensed Services materially in conformance with the quality standards in effect as of the date hereof. In the event that any Licensed Product or Licensed Service is, in the reasonable judgment of Licensor, not materially in conformance with such quality standards, Licensor shall notify Licensee thereof in writing specifying in reasonable detail the facts, circumstances and background of such non-compliance, and Licensee shall promptly undertake and shall diligently pursue remedial efforts necessary to bring such Licensed Product or Licensed Service into conformance with such standards, and shall achieve conformity with such standards within thirty (30) days from such notification. Notwithstanding the foregoing, if nonconformity with such standards is not capable of being remedied within such thirty (30) day period, provided that Licensee promptly commences and diligently pursues such remedial steps as are necessary, Licensee shall have such additional time, up to a maximum of one hundred and twenty
(120) days, as is necessary to implement such corrective procedures and bring such Licensed Product or Licensed Service into conformance with the quality standards required by this Agreement. If after such one hundred twenty (120) day period, the Licensed Product or Licensed Service in question does not, in the reasonable judgment of Licensor, conform to the quality standards required by this Agreement, then Licensor may, in its discretion, terminate this Agreement with respect to specific Licensed Products, Licensed Services or specific geographical markets, or Licensor may terminate this Agreement in its entirety pursuant to the provisions of Section 15 hereof.

         5.11. All Contracts must be in writing and signed by the customer. Such Contracts shall be retained by Licensee for a period of not less than two
(2) years from the date of Licensee's receipt of full payment on the Contract.





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6.       Trademark Ownership and Protection.

         6.1. Licensee acknowledges and relies upon Licensor's representation that Licensor has the exclusive right to use the Trademark, the Trade Dress, and the goodwill associated therewith in connection with the Licensed Products and the Licensed Services in the Territory. Licensee acknowledges Licensor's exclusive right to use the Trademark and the goodwill associated therewith. Licensee further acknowledges Licensor's exclusive right to use the Trade Dress and its colors and designs in connection with Licensed Products and Licensed Services. All use of the Trademark and Trade Dress pursuant to this Agreement and goodwill generated thereby shall inure to the benefit of Licensor and shall not vest in Licensee any title to or right or presumptive right to continue such use. For the purposes of trademark registration, sales by Licensee of Licensed Products or Licensed Services under the Trademark shall be deemed to have been made for the benefit of Licensor.

         6.2. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title, or interest in or to the Trademark, or any of the Licensor's other trademarks, it being understood that all rights relating thereto are reserved by Licensor, except for the License hereunder to use the Trademark to the extent specifically provided herein and subject to the restrictions provided herein.

         6.3. Licensee shall not, during the Term of this Agreement or thereafter, (a) challenge Licensor's title or rights in and to the Trademark in any jurisdiction or challenge the validity of this License or of the Trademark, or (b) contest the fact that Licensee's rights under this Agreement are solely those of a licensee and shall cease upon expiration or earlier termination of this Agreement. Licensee shall not file or prosecute any trademark or service mark application or applications to register the Trademark. The provisions of this Subsection 6.3 shall survive the expiration or earlier termination of this Agreement.

         6.4. Licensor and Century 21 shall maintain all existing registrations of the Trademark in full force and effect and shall use commercially reasonable efforts to secure appropriate national registrations of the Trade-





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mark, at Licensor's expense, in all jurisdictions within the Territory, as reasonably requested by Licensee. Licensee shall cooperate fully and in good faith with Licensor for the purpose of maintaining registrations and prosecuting applications for the Trademark and otherwise securing and preserving Licensor's rights in and to the Trademark. Licensor shall cooperate with Licensee for the purpose of obtaining registered user certificates in all appropriate national jurisdictions.

7.       [INTENTIONALLY DELETED]

8.       Advertising.

         8.1. Licensee shall advertise and actively promote the Licensed Products and Licensed Services in the Territory. To assist in conducting consumer advertising, Licensee shall contribute to the Century 21 National Advertising Fund ("N.A.F.") ten million dollars ($10,000,000) for the first Year of the Term (the "Advertising Contribution"). For each subsequent Year during the Term, Licensee's Advertising Contribution to the N.A.F. shall be increased by an amount equal to the increase in the Gross Domestic Product Implicit Price Deflator (the "GDP") during the prior calendar year as reported by the United States Department of Commerce. Licensee's contributions to N.A.F. for each Year shall be payable as incurred promptly upon receipt of an invoice for such advertising expenditures; provided, however, that Licensee shall pay the full Advertising Contribution payable for each Year prior to the expiration of the third Quarter of such Year. For purposes of clarification, N.A.F. shall not be obligated to expend for consumer advertising of the Licensed Products and Licensed Services in any Year any amounts exceeding the Advertising Contribution for such Year. All such amounts contributed by Licensee shall be used exclusively by N.A.F. for consumer advertising with respect to the Licensed Products and Licensed Services in connection with the Trademarks, including, without limitation, production of commercials, advertising copy, and media placement all as determined by Licensee in its sole and exclusive discretion; provided, however, that all of such advertising shall prominently display the Trademark and shall be in conformity with the quality standards set forth in Section 5. N.A.F. shall hold all such amounts in a separate account established solely for such purpose. Upon





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Licensee's reasonable request, Licensee shall have the right to an accounting of N.A.F.'s expenditures of Licensee's contributions to the N.A.F.

9.       Licensee's Employees.

         9.1. Licensee shall have no authority to employ persons on behalf of Licensor and no employees of Licensee shall be deemed to be employees or agents of Licensor. Licensee shall have the sole and exclusive right to hire, transfer, suspend, layoff, recall, promote, assign, discipline, adjust grievances, and discharge said employee, shall meet all other requirements of the Federal Social Security, State Unemployment Compensation and Federal, State and Local Income Tax withholding laws on all salary and other compensation of its employees.

         9.2. Licensee will comply with any other Federal, State, or local law or regulation regarding but not limited to compensation, hours of work, or other conditions of employment, including but not limited to Federal or State laws or regulations regarding minimum compensation, health and safety requirements, overtime, and equal opportunities for employment.

10.      Licenses and Permits.

         10.1. Licensee, at its expense, shall obtain permits and licenses which may be required under any applicable Federal, State or local law, ordinance, rule or regulation by virtue of any acts performed by Licensee in the performance of this Agreement. Licensee shall in the conduct of said business and in the performance of this Agreement, comply fully with all applicable Federal, State and local laws, ordinances, rules, and regulations.

         10.2. Licensee, at its expense, shall pay and discharge all license fees, business, use, sales, gross receipts, income, property or other similar or different taxes or assessments which may be charged or levied upon Licensee by reason of anything performed under this Agreement, excluding, however, all taxes and assessments applicable to Licensor's income from the Minimum Royalties and Earned Royalties hereunder.

11.      Royalties.

         11.1. As compensation for the License granted hereunder for the use of the Trademark in connection with the sale and provision of Licensed Products and Licensed Services in the Territory, Licensee shall pay to Licensor as provided herein the greater of minimum guaranteed royalties for each Year during the Term of this Agreement ("Minimum Royalties") or Earned Royalties (as defined below) for such Year. The Earned Royalties paid for each Year of the Term shall be applied against the Minimum Royalties payable for each Year of the Term (i.e., Minimum Royalties shall be reduced by the amount of Earned Royalties paid for the Year and no Minimum Royalties shall be payable for any Year in which the Earned Royalties are greater than the Minimum Royalties payable). The minimum Royalties for each Year through the Year 2005 during the Term hereof shall be as follows:

         Year    Minimum Royalties
         ----    -----------------
         1996    $11   Million
         1997    $11   Million
         1998    $12.4 Million
         1999    $13.4 Million
         2000    $15.2 Million
         2001    $17.1 Million
         2002    $19.3 Million
         2003    $21.8 Million
         2004    $24.7 Million
         2005    $27.9 Million

Minimum Royalties for each Year shall accrue on a monthly basis (i.e., one-twelfth of the Minimum Royalties for each Year shall accrue on the first day of each month of such Year). Minimum Royalties shall be paid annually on or before January 31 of the following Year. No credit shall be permitted against Minimum Royalties payable for any Year on account of Earned Royalties or Minimum Royalties paid for any other Year, and Minimum Royalties shall not be returnable.

         11.2. Licensee shall pay to Licensor earned royalties ("Earned Royalties") for each Year of the Term equal to the sum of (i) three percent (3%) of Licensee's Contract Revenue for such Year, and (ii) all Sublicensee Royalties (as defined below) for such Year. The term

"Contract Revenue" shall mean all revenues which arise directly from the sale of Licensed Products and Licensed Services pursuant to this Agreement (reflected by the sales contract amount plus or minus any Contract change orders), less (a) refunds, credits and allowances to customers; (b) financing discounts incurred in connection with the sale of Contracts; (c) sales to employees of Licensee and its Affiliates; (d) sales, excise and other similar taxes; and (e) fees associated with building permits and other similar fees and expenses. "Sublicensee Royalties" shall mean three percent (3%) of all revenue of Licensee's sublicensees upon which any payments to Licensee by Licensee's sublicensees pursuant to sublicense agreements hereunder are based. Sublicensee Royalties shall be included in Earned Royalties and accounted for on the same basis and pursuant to the same requirements as Earned Royalties. Earned Royalties shall accrue on all Contracts completed during the applicable month. Completion shall be deemed to have occurred when Licensee or an Affiliate of Licensee receives cash payment substantially in full in connection with a Contract or from any of its sublicensees hereunder (i.e., when Licensee has been paid substantially all sums that Licensee reasonably can expect to collect on such Contract), from the customer or from a third party financing source or from a sublicensee, as the case may be, or receives written customer acceptance with respect to any project financed by Licensee. In connection therewith, Licensee agrees and covenants that it shall use commercially reasonable efforts to promptly collect all sums due to Licensee from Contracts or sublicensees hereunder.

         11.3. All Earned Royalties, other than the initial $2,750,000 in Earned Royalties accrued in the first Year shall be paid on a quarterly basis prior to the fifteenth (15th) day of the month following the end of the Quarter in which accrued. The initial $2,750,000 in Earned Royalties attributable to the first Year of the Term shall be payable on January 31, 1997 and shall be deemed to bear interest from April 15, 1996 through the payment date at a rate equal to the prime rate of interest in effect from time to time at Chemical Bank, New York, New York, or any successor bank (the "Prime Rate") plus two percent (2%). Within thirty (30) days after the end of each Year, Licensee shall prepare and furnish to Licensor a reconciliation of all amounts paid with respect to Earned Royalties attributable to the preceding Year. In the event that the Earned Royalties paid during such Year exceed the amount of Royalties actually due under Subsections 11.1 and 11.2 hereof, Licensor shall refund such overpayment within twenty (20) business days of receipt of the reconciliation statement from Licensee.

         11.4. If the payment of any Minimum Royalties or Earned Royalties is unpaid as of the due date for any reason, interest shall accrue on the unpaid principal amount of such installment from and after the date the Royalties became due pursuant to Subsections 11.1 or 11.2 hereof at the lower of (i) the highest rate permitted by law in New York, or (ii) two percent (2%) per annum above the Prime Rate.

12.      Referral Service Fee.

         12.1. In addition to the Earned Royalties and Minimum Royalty set forth in Section 11, in the event any Franchisee provides a referral that results in Contract Revenue, Licensee shall pay to such Franchisee a fee calculated as set forth on Exhibit G hereto ("Referral Service Fee"). Licensee shall maintain records in reasonable detail of all referrals received by it from any Franchisee or its employees or agents and shall establish the Joint Referral Program set forth on Exhibit H hereto. The record shall contain the date, the customer's name and address, the final disposition of the referral, the name and employee identification number of the Franchisee's employee that supplied the referral, and address of the Franchisee from which the referral was supplied.

         12.2. For referrals that result in a Contract, Licensee shall, no later than the fifteenth (15th) day of the month following the end of the Quarter in which the Contract Revenue becomes payable, submit to each Franchisee for which a Referral Service Fee is owed the information required in Subsection 12.1, with a copy to Licensor, and the payment in the full amount for the Referral Service Fee payable to that Franchisee for that Quarter. For purposes of clarification, the Referral Service Fee shall not affect the amount of Earned Royalties or Minimum Royalties payable hereunder. Notwithstanding the foregoing, Licensee shall have no obligation to pay a particular Referral Service Fee if (i) on the written advice of independent counsel, Licensee is advised that payment of such Referral Service Fee would constitute a violation of the Real Estate Settlement Procedures Act, 12 U.S.C. Section 2610 et seq ("RESPA") or
(ii) such referral, lead, or assumed information results in a sale to such customer or potential customer more than six (6) months after delivery of such referral, lead, or customer information to Licensee.

13.      Accounting.

         13.1. Licensee shall at all times keep an accurate account of all operations within the scope of this Agreement. All royalty payments made pursuant to Subsections 11.1 and 11.2 shall be accompanied by a statement setting forth a full accounting of the calculation of Earned Royalties for such Quarter, including all aggregate gross revenue payable for the Licensed Products and Licensed Services, all sublicensee Contract Revenue, and all exclusions included in the calculation of royalties. Such statements shall be in sufficient detail to be audited from the books of Licensee. Each statement furnished by Licensee shall be certified by the chief financial officer of Licensee.

         13.2. Licensor and its duly authorized representatives, on reasonable notice, shall have the right, no more than once in each Year, during regular business hours, for the duration of the Term and for one (1) year thereafter, to verify the accuracy of the amount of royalties due, to examine the books of account and records and all other documents, materials, and inventory in the possession or under the control of Licensee and its successors with respect to the subject matter of this Agreement. All such books of account, records, and documents shall be maintained and kept available by Licensee for at least five (5) Years. Licensor shall have free and full access thereto in the manner set forth above and shall have the right to make copies and/or extracts therefrom. If as a result of any examination of Licensee's books and records, it is shown that Licensee's actual payments to Licensor hereunder with respect to any Year were less than the amount which should have been paid to Licensor, Licensee shall promptly pay to Licensor the amount of any underpayment, with interest at the Prime Rate plus two percent (2%) from the date on which each payment was due. In addition if it is shown that Licensee's actual payments for such Year were less than the amount that should have been paid by an amount equal to five percent (5%) or more of the amount which should have been paid for such Year, Licensee shall promptly reimburse Licensor for the cost of such examination. If as a result of any such examination of Licensee's books and records it is shown that Licensee's actual payments to Licensor hereunder with respect to any Year were greater than the amount which should have been paid to Licensor, Licensor shall reimburse to Licensee the amount of any such overpayment, with interest at the Prime Rate plus two percent (2%) from the date on which such overpayment was made.

14.      Infringement.

         14.1. The parties shall cooperate to actively enforce against third parties the exclusive rights furnished to Licensee hereunder, and the parties shall promptly notify each other in writing of any unauthorized uses which may be infringements by third parties of the Trademark which may come to the attention of the parties. Licensor shall have the first option to take, and to determine whether or not to take, any action(s) it deems appropriate in its sole discretion against any third party with respect to any unauthorized use, infringement, or dilution of the Trademark, and Licensee shall fully cooperate with Licensor in connection with any such actions. Without limitation, if Licensor so desires, Licensor may bring any claims or suits in Licensor's own name or in the name of Licensee or join Licensee as a party thereto. Licensor shall bear the costs of all such actions or proceedings. In the event that Licensor declines to take action against any alleged infringer within a reasonable time, upon the prior written consent of Licensor, which consent shall not be unreasonably withheld, Licensee shall have the right to bring any claims or suits against such infringer in Licensee's own name and at Licensee's own expense. Licensor and Century 21 shall fully cooperate with Licensee in connection with any such action, including joining such action, as necessary. All recovery in the form of legal damages or settlement shall belong to the party bearing the expense of bringing such claim or legal action.

15.      Default.

         15.1. Licensor shall have the right but not the obligation to immediately terminate this Agreement without affecting any other rights or remedies:

                 (i) immediately upon notice, if (a) any bankruptcy, or insolvency proceedings should be commenced by Licensee or a substantial part of the property of Licensee passes into the hands of any receiver, assignee, officer of the law or creditor or (b) any proceeding shall be instituted by or against Licensee seeking to adjudicate it bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for sixty (60) days.

                 (ii) immediately upon notice, if Licensee admits, in writing, its inability to pay its debts as they become due;

                 (iii) immediately upon notice, if Licensee abandons or ceases to operate under or renounces this Agreement;

                 (iv) if Licensee fails to make any Royalty payment due hereunder or any payment to N.A.F. pursuant to Subsection 8.1 hereunder, and fails to cure the same within ten (10) days of receipt of written notice thereof from Licensor; or

                 (v) if Licensee otherwise fails to comply with any material provision of this Agreement, including without limitation any provision relating to quality control, and fails to cure such default within (a) the time period applicable thereto under the terms of this Agreement, or (b) if no time period shall be provided, then within thirty (30) days of receipt of written notice from Licensee. In the event that any such non-compliance shall not be remediable within such thirty (30) day period then, provided that Licensee promptly commences and diligently pursues such remedial steps as are necessary, Licensee shall have such additional time as is necessary to effect such remedy, but in no event more than an additional one hundred and twenty (120) days.

         15.2. Licensee shall have the right but not the obligation to immediately terminate this Agreement without affecting any other rights or remedies:

                 (i) immediately upon notice, if (a) any bankruptcy, or insolvency proceedings should be commenced by Licensor or a substantial part of the property of Licensor passes into the hands of any receiver, assignee, officer of the law or creditor or (b) any proceeding shall be instituted by or against Licensor seeking to adjudicate it bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for sixty (60) days.

                 (ii) immediately upon notice, if Licensor admits, in writing, its inability to pay its debts as they become due;

                 (iii) immediately upon notice, if Licensor abandons or ceases to operate under or renounces this Agreement; or

                 (iv) if Licensor otherwise fails to comply with any material provision of this Agreement and fails to cure such default within (a) the time period applicable thereto under the terms of this Agreement, or (b) if no time period shall be provided, then within thirty (30) days of receipt of written notice from Licensee. In the event that any such non-compliance shall not be remediable within such thirty (30) day period then, provided that Licensor promptly commences and diligently pursues such remedial steps as are necessary, Licensor shall have such additional time as is necessary to effect such remedy, but in no event more than an additional one hundred and twenty (120) days.

16.      Cooperation.

         16.1. Licensor, Century 21, and Licensee agree to work together in good faith to implement the "Joint Referral Program," a copy of which is attached hereto as Exhibit H. Licensee acknowledges that the Franchisees shall have no obligation to participate in any such Joint Referral Program. Licensor and Licensee intend to work closely together for their mutual benefit. Licensor shall use reasonable efforts to facilitate Licensee's provision of Licensed Products and Licensed Services. Accordingly, Licensor shall use reasonable efforts to provide Licensee with lists of potential customers of Licensed Products and Licensed Services and to train Licensor's employees to facilitate Licensee's sale and provision of Licensed Products and Licensed Services. In addition, Licensor shall use reasonable efforts to assist Licensee in obtaining lower costs for its business of selling Licensed Products and Licensed Services, including telephone services, postage services, and advertising services.

17.      Consumer Paper.

         17.1. Licensee acknowledges Licensor's expertise in the area of the financing of consumer paper. At the request of Licensor, Licensee agrees to work with Licensor to develop a financing arrangement which is in the best interest of both Licensee and Licensor.

18.      Disposal of Stock Upon Termination or Expiration.

         18.1. Upon the effective date of expiration or earlier termination of this Agreement by Licensor, Licensee shall immediately cease all use of, and shall destroy, and effectively remove, the Trademark and all references thereto from all remaining unsold or returned Licensed Products and related advertising, promotional, display and other materials bearing the Trademark or Trade Dress.

19.      Effect of Expiration or Termination.

         19.1. It is understood and agreed that except for the License to use the Trademark only as specifically provided for in this Agreement, Licensee shall have no right, title, or interest in or to the Trademark. Upon and after the expiration or earlier termination of this Agreement, all rights granted to Licensee hereunder, together with any interest in and to the Trademark which Licensee may acquire, shall forthwith and without further act or instrument be assigned to and revert to Licensor. In addition, Licensee will execute any instruments requested by Licensor which are necessary to accomplish or confirm the foregoing. Any such assignment, transfer, or conveyance shall be without consideration other than the mutual agreements contained herein. Licensor shall thereafter be free to license to others the right to use the Trademark in connection with the sale and provision of Licensed Products and Licensed Services, and Licensee will refrain from further use of the Trademark or any further reference to the Trademark, direct or indirect, or any other trademark, trade name, or logo that is confusingly similar to the Trademark. It is expressly understood that under no circumstances shall Licensee be entitled, directly or indirectly, to any form of compensation or indemnity from Licensor or its Affiliates, as a consequence of the expiration or earlier termination of this Agreement, whether as a result of the passage of time, or as the result of any other cause of termination referred to in this Agreement. Without limiting the generality of the foregoing, by its execution of the present Agreement, Licensee hereby waives any claim which it has or which it may have in the future against Licensor or its Affiliates, arising from any alleged goodwill created by Licensee for the benefit of any or all of the said parties or from the alleged creation or increase of a market for Licensed Products or Licensed Services.

         19.2. Licensee acknowledges and admits that there would be no adequate remedy at law for its failure to cease using the Trademark in connection with the marketing, sale, furnishing, or installation of the Licensed Products or Licensed Services at the expiration or earlier termination of the License, and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by the way of temporary, preliminary, and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

         19.3. Licensee agrees that it shall continue to assume any and all obligations under the terminated or expired Agreement arising out of the operation thereunder prior to the expiration or earlier termination thereof which continues after such expiration or termination date.

20.      Indemnity.

         20.1. Licensee agrees that it will protect, defend, hold harmless and indemnify Licensor, its successors, assigns, directors, officers and employees, and their respective heirs and representatives from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses (including all attorneys' fees) of any kind whatsoever (including without limitation of the foregoing, those relating to actual or alleged death of or injury to person and damage to property), actually or allegedly, directly or indirectly, arising or resulting from or in connection with:

                 (i) Licensee's breach of any representation, warranty, or obligation under this Agreement;

                 (ii) Licensee carrying on its business, whether or not in connection with the use of the Trademark, including, but not limited to, all allegations that the products, materials, or services provided by, prepared by, or distributed by or through Licensee constitute:

                          (a)     libel, slander, or defamation;

                          (b) trademark infringement or dilution, other than in connection with the Trademark as used by Licensee hereunder in strict accordance with the terms hereof, unfair competition or infringement of any statutory copyright, common law right, title or slogan;

                          (c) piracy, plagiarism, the misappropriation of another's ideas, or unfair competition; and/or

                          (d) invasion of rights of privacy or rights of publicity;

                 (iii) any actual or alleged defect in such products or materials, whether latent or patent, including actual or alleged improper construction or design of such products or materials or the failure of such products or materials to comply with specifications or with any express or implied warranties of Licensee;

                 (iv) Licensee's assembly or installation or application of products or materials covered by this Agreement;

                 (v) all purchases, contracts, debts, or obligations made by Licensee, including the breach of any Contract;

                 (vi) any third party financing utilized by Licensee in connection with this Agreement;

                 (vii) the omission or commission of any act, lawful or unlawful, by Licensee or of any of Licensee's agents or employees, whether or not such act is within the scope of employment of such agents or employees; or

                 (viii) the failure or alleged failure of Licensee to comply with any applicable law, statute, ordinance, governmental administrative order, rule, or regulation.

         20.2. Licensor agrees that it will protect, defend, indemnify and hold harmless Licensee and its successors, assigns, directors, officers, and employees from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs, and expenses (including attorneys' fees) of any kind whatsoever, actually or allegedly, caused by the gross negligence or willful misconduct of Licensor or any of Licensor's agents or associates.

         20.3. Licensor and Century 21 shall each indemnify and hold Licensee and its permitted assignees, directors, officers, servants, agents, and employees harmless from and against any and all liability, claims, causes of action, suits, damages, and expenses (including reasonable attorneys' fees and expenses) which Licensee is or becomes liable to a third party for, solely by reason of its use within the Territory of the Trademark in strict accordance with the terms and conditions of this Agreement, to the extent that such liability arises through infringement of a third party's trademark or copyright, provided that Licensee gives Licensor prompt notice of, and full cooperation in the defense against, such claim. If any action or proceeding shall be brought or asserted against Licensee in respect of which indemnity may be sought from Licensor or Century 21 under this Subsection 20.3, Licensee shall promptly notify Licensor thereof in writing, and Licensor shall assume and direct the defense thereof. Licensee may thereafter, at its own expense, be represented by its own counsel in such action or proceeding.

21.      Insurance.

         Licensee shall carry liability insurance providing adequate protection with limits of liability in the minimum amount of $500,000 per occurrence and $500,000 per person for any claims relating to the Licensed Products, the Licensed Services, or Licensee's operation of its business. Licensor shall be named therein as an insured. The maximum deductible with respect to such insurance shall be $250,000. Licensee shall, promptly after the signing of this Agreement, deliver to Licensor a certificate of such insurance from the insurance carrier, setting forth the scope of coverage and the limits of liability.

22.      Confidentiality; Non-Disclosure.

         22.1. Licensor, Century 21, and Licensee, and their respective Affiliates, employees, agents, consultants, attorneys, accountants, financial advisors, and bankers, shall hold in confidence and not use or disclose to any third party, except as permitted by this Agreement, any Confidential Information of the other party. Licensor and Licensee each acknowledges that the confidentiality of the terms of this Agreement cannot be maintained inasmuch as Licensor and Licensee are required to file a copy of this Agreement as an exhibit to various reports filed with the Securities and Exchange Commission and the New York Stock Exchange and may be required to summarize this Agreement in the text of their respective Annual Reports on Form 10-K and in Notes to their respective Financial Statements.

         22.2. Nothing herein shall prevent either party or any of its Affiliates, employees, agents, consultants, attorneys, accountants, advisors, or bankers (the "Receiving Party") from using, disclosing, or authorizing the disclosure of any Confidential Information it receives:

                 (a) that becomes publicly available without default hereunder by the Receiving Party;

                 (b) that is lawfully received by the Receiving Party from a source not, to the knowledge of the Receiving Party, under any obligation to the disclosing party regarding disclosure of such information;

                 (c) that the Receiving Party reasonably believes it is required by law to disclose, provided that the Receiving Party consults with the other party prior to making such disclosure;

                 (d) to its attorneys, accountants, financial and investment advisors, bankers, or lending institutions, and other advisors and consultants of a similar nature, provided that such persons have an obligation to, or otherwise agree to, keep such Confidential Information confidential.

         22.3. Except for references to the Trademark and the existence of this Agreement in the ordinary course of business, Licensee will not issue any publicity or press release regarding its contractual relations with Licensor hereunder or regarding Licensee's activities hereunder without obtaining Licensor's prior written approval and consent to such release from Licensor.

         22.4. Any customer lists or prospective names provided to Licensee by Licensor or Franchisees or Franchisees, employees or agents ("Licensor Lists") shall be the property of Licensor, and Licensee shall not use the same other than for purposes of selling Licensed Products and Licensed Services under the Trademark. Licensee agrees that it will not resell any customer lists or prospective names obtained from any Licensor List; provided, however, that Licensee may resell the names of any respondents to solicitations made by Licensee to individuals on Licensor Lists, but only after six (6) months have elapsed from the date of delivery to Licensee of the applicable Licensor List. Any customer information (including customer lists) developed by or acquired by Licensee itself or its employees or agents, other than as set forth above, during the term of this Agreement or thereafter, are deemed to be the property of Licensee.

23.      Dispute Resolution.

         23.1. Licensor, Century 21, and Licensee agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement. If any such dispute cannot be resolved within thirty (30) days by negotiation, the dispute shall be submitted to non-binding mediation before resort to litigation. If the need for mediation arises, mediation services shall be conducted in either Dallas, Texas or New York, New York, whichever location relates most directly to the subject matter in dispute and bears the closest proximity to the location of the information and documentation relevant to the dispute.

         23.2. In the event of litigation, each of the parties hereby consents to the service of process by registered or certified mail at its address set forth below and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party.

         23.3. Notwithstanding anything to the contrary in this Section 23, the parties expressly agree that either may seek provisional relief, including but not limited to temporary restraining orders and preliminary injunctions, in addition to the remedy of mediation set forth herein. Any such action for provisional relief shall not constitute a waiver of the right or obligation to mediate. Each party agrees that it shall bring any such action for provisional relief, or any other litigation to enforce rights or obligations under this Agreement, in (i) a federal court located in the State of New York, or (ii) a state court located in the State of New York, if none of the federal courts have jurisdiction over the subject matter of such provisional relief and/or litigation. Each party hereby submits to the jurisdiction of the state and federal courts located in the State of New York for any such relief, in accordance with the service provisions set forth in Subsection 23.2 hereof.

24.      Miscellaneous.

         24.1. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or sent (i) on the date when such notice, request, consent, or communication is personally delivered or (ii) five (5) days after the same was sent, if sent by certified or registered mail or (iii) two (2) days after the same was sent, if sent by overnight courier delivery or confirmed telecopier transmission, as follows:

                 (a)      if to Licensee, addressed as follows:

                               American Remodeling, Inc.
                               8585 North Stemmons Freeway
                               Dallas, Texas 75247
                               Attention: President
                               Telecopier: (214) 658-6101

                 with a copy to:

                               American Remodeling, Inc.
                               8585 North Stemmons Freeway
                               Dallas, Texas 75247
                               Attention:  General Counsel
                               Telecopier: (214) 658-6101

                 (b)      if to Licensor, addressed as follows:

                               TM Acquisition Corporation
                               3838 East Van Buren
                               Phoenix Arizona 85008
                               Attention: Douglas Patterson
                               Telecopier: (602) 389-3909

                 with a copy to:

                               Skadden, Arps, Slate, Meagher
                                 & Flom
                               919 Third Avenue
                               New York, New York 10022
                               Attention: David Fox, Esq.
                               Telecopier: (212) 735-2000

                 (c)      if to Century 21, addressed as follows:

                               Century 21 Real Estate Corporation
                               339 Jefferson Road
                               Parsippany, New Jersey 07054
                               Attention: James E. Buckman
                               Telecopier: (201) 428-5269

                 with a copy to:

                               Skadden, Arps, Slate, Meagher
                                 & Flom
                               919 Third Avenue
                               New York, New York 10022
                               Attention: David Fox, Esq.
                               Telecopier: (212) 735-2000

Anyone entitled to notice hereunder may change the address to which notices or other communications are to be sent to it by notice given in the manner contemplated hereby.

         24.2. Licensee shall operate in the capacity of an independent contractor. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and no party hereto shall have any power to obligate or bind any other party hereto in any manner whatsoever, except as otherwise provided for herein.

         24.3. None of the terms hereof can be waived or modified except by an express agreement in writing signed by the party to be charged. The failure of any party hereto to enforce, or the delay by any party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification thereof and any party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all of such rights. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. Any party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any of such rights. No person, firm, or corporation, other than the parties hereto shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

         24.4. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Licensor may assign all of its rights, duties, and obligations hereunder to any entity to which the Trademark, or the right to use the Trademark, has been transferred, or to an affiliate of any such entity. The rights granted to Licensee hereunder are unique and personal in nature, and neither this Agreement nor the License may be assigned by Licensee (including without limitation by operation of law) without Licensor's prior written consent, which may be withheld in Licensor's sole discretion, but not unreasonably denied. Notwithstanding the foregoing, Licensee may transfer or assign the rights and obligations granted hereunder
(i) in whole or in part to an Affiliate controlled by Licensee, which Affiliate agrees in writing to be bound to the terms of this Agreement; or (ii) in whole, to another corporation or entity that is acquiring all or substantially all of the assets of Licensee, provided that such surviving corporation or entity (a) agrees in writing to be bound by the terms of this Agreement, (b) shall be no less credit-worthy than Licensee is immediately prior to the consummation of such transfer or assignment, as evidenced by a certificate of confirmation of an investment banking firm selected by Licensee and reasonably approved by Licensor, (c) is, and will remain throughout the Term, a public company subject to the reporting requirements of Sections 13 or 15 of the Securities Exchange Act of 1934, and (d) has, and throughout the Term will have, no single individual controlling stockholder. Any attempt by Licensee to transfer any of its rights or obligations under this Agreement, whether by assignment, sublicense or otherwise, other than as explicitly permitted pursuant to this Agreement, shall constitute an event of default, but shall otherwise be null and void.

         24.5. Licensee shall comply with all laws, rules, regulations, and requirements of any governmental body which may be applicable to the operations of Licensee contemplated hereby, including, without limitation, as they relate to the provision, sale, or promotion of Licensed Products or Licensed Services, notwithstanding the fact that Licensor may have approved such item or con-duct. Licensee shall advise Licensor promptly upon obtaining knowledge that any Licensed Product or Licensed Service does not comply with any such law, rule, regulation, or requirement.

         24.6. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules, and any applicable laws of the United States.

         24.7. If the Master License shall terminate for any reason, upon such termination, Century 21 shall grant the License to Licensee and assume all of Licensor's rights and obligations hereunder.

         24.8. The provisions hereof are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction. To the extent legally permissible, an arrangement which reflects the original intent of the parties shall be substituted for such invalid or unenforceable provision.

         24.9. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         24.10. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         24.11. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         24.12. If Licensee shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor disputes, inability to procure materials, riots, war, act of God or other reason of a like nature not within the control of Licensee, the period of performance of any such act shall be extended for a period equivalent to such delay, provided; however, that none of the foregoing shall in any way excuse or delay Licensee's obligations to pay Royalties and to comply with the quality standards hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused the same to be executed by a duly authorized officer as of the day and year first above written.

                                        TM ACQUISITION CORP.

                                        By: /s/ DOUGLAS L. PATTERSON
                                            ----------------------------------
                                            Name: Douglas L. Pattrson
                                            Title: SVP

                                        AMERICAN REMODELING, INC.


                                        By: /s/ ROBERT M. SWARTZ
                                            ----------------------------------
                                            Name: Robert A. Swartz
                                            Title: President

                                        CENTURY 21 REAL ESTATE CORPORATION

                                        By: /s/ JAMES E. BUCKMAN
                                            ----------------------------------
                                            Name: James E. Buckman
                                            Title: Executive Vice President

                                                                      Exhibit A

                                   TRADEMARKS


1.       CENTURY 21

2.

                               (CENTURY 21 LOGO)

                                                                       Exhibit B

                               LICENSED PRODUCTS

1. Siding and related products, which related products include, but are not limited to, overhang and trim.

2.       Continuous guttering.

3. Windows and related products, which related products include, but are not limited to, storm windows (interior and exterior), shutters, awnings, screens and skylights.

4. Kitchen cabinet refacing and related products, which related products include, but are not limited to, counter tops and replacement cabinets.

5. Kitchen and bath remodeling, including all related materials, products and trades.

6. Roofing and related products, which related products include, but are not limited to, attic ventilation, insulation, whole house fans and skylights.

7.       Exterior coating.

8.       Brick and decorative stone facing.

9. Painting (exterior and interior) and related products, which related products include, but are not limited to, exterior textured coating and stucco.

10.      Doors, including, but not limited to, entry doors and patio doors.

11.      Garage doors.

12.      Patio enclosures.

13. Deck, patio, and related products, including, but not limited to, wood decks, car ports, roofovers and foundations.

14.      Unattached garages.

15.      Fencing.

16.      HVAC (installation only - not servicing).

17. Swimming pools and related products (installation only - not servicing).

                                                                       Exhibit C

                    ROYALTY PAYMENTS FOR SECOND HALF OF TERM

         Minimum royalties payable by Licensee to Licensor during the Year 2006 shall be $27.9 Million increased by an amount equal to the increase in the GDP during 2005 as reported by the United States Bureau of Labor Statistics. The minimum royalty payable for each subsequent Year of the Term shall be computed by increasing the minimum royalty payable for the preceding calendar year by the increase in the GDP for such year. Payments shall be made in accordance with the payment schedule as set forth in Subsection 11.1 of this Agreement.

                                                                       Exhibit D

                              CUSTOMER COMPLAINTS

                                Attached hereto.

                                                                       Exhibit E

                               CUSTOMER WARRANTY

         The written warranties provided to all customers for Licensed Products and Licensed Services shall be for one year and shall be substantially as set forth in the forms of the warranties attached hereto.

                           CABINET REFACING WARRANTY

________________________________________________________________________________

                           AMERICAN REMODELING, INC.
                        (A SEARS AUTHORIZED CONTRACTOR)
                                LIMITED WARRANTY

         1. LIMITED WARRANTY. The Seller agrees to repair or replace at Seller's expense for a period of one (1) year from completion of installation, any part of the Product specified in this contract, which upon Seller's inspection proves to be defective. The Seller, however, is not responsible for any damages caused by Purchaser through misuse, neglect or accident.

         2. WARRANTY DISCLAIMER. Except as set forth in Paragraph 1. Seller makes NO OTHER EXPRESS WARRANTIES concerning the product.

         3. LIMITATION OF LIABILITIES AND REMEDIES. Seller's obligation described in paragraph 1 above shall be PURCHASER'S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER FOR ANY LIABILITY. Purchaser agrees that NO OTHER REMEDY SHALL BE AVAILABLE to Purchaser and that IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGE.

         4. ALL IMPLIED WARRANTIES ARE LIMITED IN DURATION TO THE ONE (1) YEAR WARRANTY PERIOD ACCORDINGLY. ANY SUCH IMPLIED WARRANTIES INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE ARE DISCLAIMED IN THEIR ENTIRETY AFTER THE EXPIRATION OF THE ONE (1) YEAR WARRANTY PERIOD. THE OBLIGATION UNDER THIS WARRANTY IS STRICTLY LIMITED TO THE REPAIR OR REPLACEMENT OF DEFECTIVE PARTS.

         5. Some states do not allow the exclusion or limitation of incidental or consequential damages or limitations on how long an implied warranty lasts, so the above limitations may not apply to you. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

Service under this warranty is available by calling or writing the following:

                                        AMERICAN REMODELING, INC.
                                        ATTN: Customer Service Department
                                        1625 East Algonquin Road
                                        Arlington Heights, Illinois 60005
                                        Phone: 1-800-942-0040
________________________________________________________________________________

                            TEXTURE COATING WARRANTY

________________________________________________________________________________

       MANUFACTURER'S LIMITED WARRANTY FOR AS LONG AS YOU OWN YOUR HOME.
                               FOR MATERIALS ONLY

Your Sears Authorized Textured House Coating is hereby warranted for as long as you own your home against chipping, flaking or peeling from the underlying surface. This warranty is to be in force for as long as you own you home from the Registration Date (Date of Application) and material replacement only shall be made by Textured Coatings of America, Inc. should this replacement be necessary as a result of defect in this product only. Texture Coatings of America, Inc. shall have no obligation to combine to or otherwise participate in the labor, or costs associated with effecting repairs. THIS WARRANTY DOES NOT COVER DAMAGE RESULTING FROM SETTLING OF THE BUILDING, MAJOR BUILDING MOVEMENT, CRACKING EFFLORESCENCE OR MECHANICAL OR EXTERNAL CAUSES.

This product warranty applies only to residential "HOME IMPROVEMENT" sales. New construction and commercial use is excluded. Said NON-TEXTURED warranty does not apply to those portions of the applications which include doors, windows, and garage doors. This warranty is issued in lieu of all other express guarantees or warranties. In no event shall Texture Coatings of America, Inc. be liable for any consequential damages to the building or its contents.

This warranty gives you specific legal rights, and you may have other rights which vary from state to state. Some states do not allow the exclusion of limitation of incidental or consequential damages so the above information may not apply to you. Please ask Representative for additional warranty details.

Service under this warranty is available by simply contacting your Sears Authorized Contractor at 1-800-442-4997. This warranty is transferable under certain conditions.

A warranty registration form and a limited warranty will be mailed to each customer at the time all work has been completed.
________________________________________________________________________________

                                TUFF-GUARD 99(R)
                                Limited Warranty
                                 Materials Only
                             TEXTURED HOUSE COATING
                        FOR AS LONG AS YOU OWN YOU HOME

Premium                                                       Registration______
Textured                                                              Date______

Your TUFF-GUARD 99 Textured House Coating is hereby warranted for as long as you own your home against chipping, flaking or peeling from the underlying surface. This warranty is to be in force for as long as you own your home from the Registration Date (Date of Application) and material replacement only shall be made by Textured Coatings of America, Inc. should this replacement be necessary as a result of defect in this product only. This warranty is non-transferable and is extended only to the original purchaser of the product. Textured Coatings of America, Inc. shall have no obligation to the consumer to contribute to or participate in the labor costs necessary to effect repairs. Replacement product will be shipped F.O.B. Textured Coatings of America, Inc.'s closest facility. THIS WARRANTY DOES NOT COVER DAMAGE RESULTING FROM SETTLING OF THE BUILDING, MAJOR BUILDING MOVEMENT, CRACKING, ROOF LEAKS, ACTS OF GOD,
(I.E., WIND STORMS, HAIL, FLOOD, HURRICANE, TORNADO, OR EARTHQUAKE), EFFLORESCENCE OR MECHANICAL OR EXTERNAL PHYSICAL CAUSES.

This product warranty applies only to residential "HOME IMPROVEMENT" sales. New construction and commercial use is excluded. This warranty does not apply to trim, garage doors, wood, and any movable surfaces.

This warranty is issued in lieu of all other guarantees or warranties. The terms of this warranty are limited to the express warranties contained herein and are not subject to modification. Any additional promises or guarantees made by the sales representative SHALL NOT become part of this limited warranty. In no event shall Textured Coatings of America, Inc. be liable for any consequential damage or damages to the building or its contents.

This warranty gives you specific legal rights, and you may also have other rights which may vary from state to state. Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation may not apply to you.

Service under this warranty is available by simply contacting 1-800-442-4997.

THIS CERTIFICATE

ISSUED TO:                          ISSUED BY:

                                            TEXTURED COATINGS OF AMERICA, INC.
---------------------------------           5950 S. Avalon Boulevard
Customer                                    Los Angeles, California 90003

---------------------------------
Street

---------------------------------
City, State, Zip Code


MANUFACTURED BY TEXTURED COATINGS OF AMERICA, INC., 5950 S. Avalon Blvd., Los Angeles, CA 90003

                                TUFF-GUARD 99(R)
                                Limited Warranty
                                 Materials Only
                             TEXTURED HOUSE COATING
                               FIFTEEN (15) YEARS

Premium                                                       Registration______
Textured                                                              Date______

Your TUFF-GUARD 99 Textured House Coating is hereby warranted Fifteen (15) Years against chipping, flaking or peeling from the underlying surface. This warranty is to be in force for Fifteen (15) Years from the Registration Date (Date of Application) and material replacement only shall be made by Textured Coatings of America, Inc. should this replacement be necessary as a result of defect in this product only. This warranty is non-transferable and is extended only to the original purchaser of the product. Textured Coatings of America, Inc. shall have no obligation to the consumer to contribute to or participate in the labor costs necessary to effect repairs. Replacement product will be shipped F.O.B. Textured Coatings of America, Inc.'s closest facility. THIS WARRANTY DOES NOT COVER DAMAGE RESULTING FROM SETTLING OF THE BUILDING, MAJOR BUILDING MOVEMENT, CRACKING, ROOF LEAKS, ACTS OF GOD, (I.E., WIND STORMS, HAIL, FLOOD, HURRICANE, TORNADO, OR EARTHQUAKE), EFFLORESCENCE OR MECHANICAL OR EXTERNAL PHYSICAL CAUSES.

This product warranty applies only to residential "HOME IMPROVEMENT" sales. New construction and commercial use is excluded. This warranty does not apply to trim, garage doors, wood, and any movable surfaces.

This warranty is issued in lieu of all other guarantees or warranties. The terms of this warranty are limited to the express warranties contained herein and are not subject to modification. Any additional promises or guarantees made by the sales representative SHALL NOT become part of this limited warranty. In no event shall Textured Coatings of America, Inc. be liable for any consequential damage or damages to the building or its contents.

This warranty gives you specific legal rights, and you may also have other rights which may vary from state to state. Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation may not apply to you.

Service under this warranty is available by simply contacting 1-800-442-4997.

THIS CERTIFICATE

ISSUED TO:                          ISSUED BY:

                                            TEXTURED COATINGS OF AMERICA, INC.
---------------------------------           5950 S. Avalon Boulevard
Customer                                    Los Angeles, California 90003

---------------------------------
Street

---------------------------------
City, State, Zip Code


MANUFACTURED BY TEXTURED COATINGS OF AMERICA, INC., 5950 S. Avalon Blvd., Los Angeles, CA 90003

                                TUFF-GUARD 99(R)
                                Limited Warranty
                                 Materials Only
                             TEXTURED HOUSE COATING
                                 TEN (10) YEARS

Premium                                                       Registration______
Textured                                                              Date______

Your TUFF-GUARD 99 Textured House Coating is hereby warranted Ten (10) Years against chipping, flaking or peeling from the underlying surface. This warranty is to be in force for Ten (10) Years from the Registration Date (Date of Application) and material replacement only shall be made by Textured Coatings of America, Inc. should this replacement be necessary as a result of defect in this product only. This warranty is non-transferable and is extended only to the original purchaser of the product. Textured Coatings of America, Inc. shall have no obligation to the consumer to contribute to or participate in the labor costs necessary to effect repairs. Replacement product will be shipped F.O.B. Textured Coatings of America, Inc.'s closest facility. THIS WARRANTY DOES NOT COVER DAMAGE RESULTING FROM SETTLING OF THE BUILDING, MAJOR BUILDING MOVEMENT, CRACKING, ROOF LEAKS, ACTS OF GOD, (I.E., WIND STORMS, HAIL, FLOOD, HURRICANE, TORNADO, OR EARTHQUAKE), EFFLORESCENCE OR MECHANICAL OR EXTERNAL PHYSICAL CAUSES.

This product warranty applies only to residential "HOME IMPROVEMENT" sales. New construction and commercial use is excluded. This warranty does not apply to trim, garage doors, wood, and any movable surfaces.

This warranty is issued in lieu of all other guarantees or warranties. The terms of this warranty are limited to the express warranties contained herein and are not subject to modification. Any additional promises or guarantees made by the sales representative SHALL NOT become part of this limited warranty. In no event shall Textured Coatings of America, Inc. be liable for any consequential damage or damages to the building or its contents.

This warranty gives you specific legal rights, and you may also have other rights which may vary from state to state. Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation may not apply to you.

Service under this warranty is available by simply contacting 1-800-442-4997.

THIS CERTIFICATE

ISSUED TO:                          ISSUED BY:

                                            TEXTURED COATINGS OF AMERICA, INC.
---------------------------------           5950 S. Avalon Boulevard
Customer                                    Los Angeles, California 90003

---------------------------------
Street

---------------------------------
City, State, Zip Code

MANUFACTURED BY TEXTURED COATINGS OF AMERICA, INC., 5950 S. Avalon Blvd., Los Angeles, CA 90003

________________________________________________________________________________

                                QUALITY WARRANTY

                                LIMITED WARRANTY

KENSINGTON WINDOWS INC. warrants to you, the original purchaser of The Quality Vinyl Replacement Windows and/or Sliding Glass Doors, that these products will be free from defects in materials and workmanship under normal use and service, except for moving parts and insulating glass, for a period of ten (10) years from the date of original purchase to the original consumer purchaser.

Purchaser(s) should sign and return the attached Warranty Registration Certificate within thirty (30) days of the date of installation to establish proof of purchase. The purchaser(s) are not required to return the warranty registration certificate and failure to do so will not affect the purchaser(s) rights under this warranty so long as the original purchaser(s) can prove in a reasonable manner the information requested on the warranty registration certificate.

VINYL LINEALS - 10 YEARS
The rigid vinyl in the product is warranted against chipping, cracking, peeling, pitting or blistering, for a period of ten (10) years from the date in which those products were installed. This limited warranty does not apply to any damage caused by improper installation, accident, fire, hail, flood, explosion, misuse, abuse, vandalism or other external forces.

INSULATING GLASS - 10 YEARS
The sealed insulating glass unit is warranted against defects resulting in material obstruction of vision from film formation caused by dust or moisture in the dead air space of the sealed unit for a period of ten (10) years from the date of installation. Small marks, scratches and spots which do not exceed our company standards or federal government specifications DD-04516 do not make insulating glass units defective.

FIBERGLASS SCREENS - 10 YEARS
The materials used in manufacturing screens are warranted for a period of ten
(10) years from the date of installation. This warranty does not apply to any damage caused by improper installation, accident, fire, flood, explosion, misuse, abuse, vandalism, or other external forces. The warranty shall be limited to providing you with new screen material and/or frames or spine for any manufacturing defect in the screen.

MOVING PARTS - 5 YEARS - NOT TRANSFERABLE
Moving parts, such as balances that are used on double hung products and locking mechanisms are warranted for a period of five (5) years from the date of installation to the original purchaser only.

PROCEDURE
If you believe your window or any part thereof is defective in any manner covered by the Limited Warranty, call Toll Free 1-800-442-4997 and explain in detail the nature of the product problem. In some instances you may be asked to submit picture or send representative samples of the defect to the manufacturer at the address listed below. If the defect is covered by the Limited Warranty, Kensington Windows Inc. will replace the defective part(s) or complete window unit(s) with new part(s) or new window unit(s) at no charge (except as otherwise provided herein) in accordance with the terms of the warranty. In all cases the manufacturer reserves the right to determine if repair or replacement is the proper method to relieve the defect. Repair, replacement or refund under the Limited Warranty or under any other warranty (including any implied warranty of merchantability or fitness for a particular purpose) is your exclusive remedy. Kensington Windows Inc. shall not be liable for any incidental or consequential damages arising from a breach of any expressed or implied warranties or for any labor involved in replacing parts or complete window units after one (1) year from the date of original installation, except where prohibited by applicable law. Any implied warranty of merchantability or fitness for a particular purpose is limited to the duration of this Limited Warranty.

MOVING PARTS
Upon inspection and verification that the part failed due to manufacturing defect, a new replacement part will then be forwarded to you at no charge. Replacement parts furnished may very somewhat in appearance due to possible design modifications.

VINYL, LINEALS, INSULATING GLASS, AND FIBERGLASS SCREENS
Upon inspection, if the manufacturer determines that the component has failed due to manufacturing defect, during the one (1) year period from date of window installation the manufacturer will pay the cost of labor. During the (1) year period, there will be no charge to the Original Purchaser for repair or replacement of the warranted window part or component under the provisions of this Limited Warranty.

At the expiration of the one (1) year warranty, if an inspection substantiates that the material has failed due to manufacturer defect, and is covered under the warranty, a replacement part will be shipped to a designated distribution center closest to you at no extra charge. At your option you may pick up the part at the designated distribution center or pay the shipping costs to have the component shipped directly to you.

KENSINGTON WINDOWS, INC. WILL NOT BE LIABLE FOR ANY LABOR INVOLVED IN REPLACING ANY PARTS AFTER ONE (1) YEAR FROM THE DATE OF INSTALLATION. AFTER ONE (1) YEAR ALL LABOR COSTS ARE THE RESPONSIBILITY OF THE CONSUMER.

This limited warranty is made in lieu of all other express warranties and extends only to the original consumer's purchases. In no event shall KENSINGTON WINDOWS INC. be liable for special incidental, or consequential damages or for any delays in the performance of this warranty due to circumstances beyond our control.

CONDENSATION
Condensation on glass is the natural result of excessive moisture in the house and does not indicate a defective product or faulty installation. Additional information is available upon request.

COLOR
The vinyl will maintain its manufactured color as it ages; however, atmospheric pollution and residues deposited on the window can discolor them. Mild soaps or detergents are usually all that is necessary to restore its original manufactured color.

CAULKING
On some installations, caulking is used to seal the frame or trim packages against water or air penetration. Caulking is not considered part of the window/door, and therefore, is not covered under this warranty. Caulking is normally considered a maintenance responsibility of the homeowner.

Kensington Windows Inc. reserves the right to charge, alter, or discontinue any of its products at its sole discretion. If any part, component or complete window unit is not available at the time of any claim by you under this Limited Warranty, Kensington reserves the right to substitute another product that in its sole discretion is of equal quality and value or at its sole option refund the original purchase price paid for the window unit(s) in involved in the warranty request.

Some states do not allow the exclusion or limitation of incidental or consequential damages or the limitation of remedies for breach of warranty, so the above limitations or exclusions may not apply to you. This warranty gives you specific legal rights. You also have other rights which vary from state to state.

                                                                Manufactured by:
                                                         Kensington Windows Inc.
                                         RD #1, One Kiski Valley Industrial Park
                                                           Vandergrift, PA 15690
________________________________________________________________________________

                     REGISTRATION & ACKNOWLEDGEMENT CARD
           (This card is to be filled out and mailed to Kensington
                         Windows Inc. within 30 days
                             after installation.
-------------------
Registration Number
      005101

Original purchaser's name:
                          -----------------------------------------------------
Original purchaser's address:
                              -------------------------------------------------

Applicator/Dealer name:   AMRE REMODELING/AMERICAN REMODELING
                        -------------------------------------------------------
Applicator/Dealer address:     8585 NORTH STEMMONS FREEWAY SOUTH TOWER,
                                         DALLAS, TEXAS, 75247
                           ----------------------------------------------------
Product Installed:                     Color
                   -------------------        ---------------------------------

Purchase Price:                                         Date:
                ---------------------------------------       -----------------

________________________________________________________________________________
                                                             Registration Number
                                                                    001062

                                QUALITY WARRANTY

                                LIMITED WARRANTY

GREAT LAKES WINDOW, INC. warrants to you, the original purchaser of The Quality Vinyl Replacement Windows and/or Sliding Glass Doors, that these products will be free from defects in materials and workmanship, except for moving parts, for a period of ten (10) years from the date of original purchase to the original consumer purchaser.

Purchaser(s) should sign and return the attached Warranty Registration Certificate within thirty (30) days of the date of installation to establish proof of purchase. The purchaser(s) are not required to return the warranty registration certificate and failure to do so will not affect the purchaser(s) rights under this warranty so long as the original purchaser(s) can prove in a reasonable manner the information requested on the warranty registration certificate.

VINYL LINEALS - 10 YEARS
The rigid vinyl in the product is warranted against chipping, cracking, peeling, pitting or blistering, for a period of ten (10) years from the date in which those products were installed. This limited warranty does not apply to any damage caused by improper installation, accident, fire, hail, flood, explosion, misuse, abuse, vandalism or other external forces.

INSULATING GLASS - 10 YEARS
The sealed insulating glass unit is warranted against defects resulting in material obstruction of vision from film formation caused by dust or moisture in the dead air space of the sealed unit for a period of ten (10) years from the date of installation. Small marks, scratches and spots which do not exceed our company standards or federal government specifications DD-04516 do not make insulating glass units defective.

FIBERGLASS SCREENS - 10 YEARS
The materials used in manufacturing screens are warranted for a period of ten
(10) years from the date of installation. This warranty does not apply to any damage caused by improper installation, accident, fire, flood, explosion, misuse, abuse, vandalism, or other external forces. The warranty shall be limited to providing you with new screen material and/or frames or spine for any manufacturing defect in the screen.

MOVING PARTS - 5 YEARS - NOT TRANSFERABLE
Moving parts, such as balances that are used on double hung products and locking mechanisms are warranted for a period of five (5) years from the date of installation.

PROCEDURE The procedure for obtaining performance of the product obligation is simple. If any part of the product described above should fail, call TOLL FREE 1-800-442-4997 and explain in detail the nature of the product problem. The following actions will then be taken.

MOVING PARTS
Upon inspection and verification that the part failed due to manufacturing defect, a new replacement part will then be forwarded to you at no extra charge. Replacement parts furnished may very somewhat in appearance due to possible design modifications.

VINYL, LINEALS, INSULATING GLASS, AND FIBERGLASS SCREENS
Upon inspection, if the manufacturer determines that the component has failed due to manufacturing defect, during the one (1) year period from date of window installation the manufacturer will provide the labor at no charge to the Original Purchaser for repair or replacement of the warranted window part or component under the providers of this Limited Warranty.

At the expiration of the one (1) year warranty, if an inspection substantiates that the material has failed due to manufacturer defect, and is covered under the warranty, a replacement part will be shipped to a designated distribution center closest to you at no extra charge. At your option you may pick up the part at the designated distribution center or pay the shipping costs to have the component shipped directly to you.

GREAT LAKES WINDOW, INC. WILL NOT BE LIABLE FOR ANY LABOR INVOLVED IN REPLACING ANY PARTS AFTER ONE (1) YEAR FROM THE DATE OF INSTALLATION. AFTER ONE (1) YEAR ALL LABOR COSTS ARE THE RESPONSIBILITY OF THE CONSUMER.

This limited warranty is made in lieu of all other express warranties and extends only to the original consumer's purchase. In no event shall GREAT LAKES WINDOW, INC. be liable for special incidental, or consequential damages or for any delays in the performance of this warranty due to circumstances beyond our control.

CONDENSATION
Condensation on glass is the natural result of excessive moisture in the house and does not indicate a defective product or faulty installation. Additional information is available upon request.

COLOR
The vinyl will maintain its manufactured color as it ages; however, atmospheric pollution and residues deposited on the window can discolor them. Mild soaps or detergents are usually all that is necessary to restore its original manufactured color.

CAULKING
On some installations, caulking is used to seal the frame or trim packages against water or air penetration. Caulking is not considered part of the window/door, and therefore, is not covered under this warranty. Caulking is normally considered a maintenance responsibility of the homeowner.

Some states do not allow the exclusion or limitation of incidental or consequential damages or the limitation of remedies for breach of warranty, so the above limitations or exclusions may not apply to you. This warranty gives you specific legal rights. You also have other rights which vary from state to state.


                                               Warranted by:
                        (GREAT LAKES    Great Lakes Window, Inc.    (A PLY GEM
                        WINDOW LOGO)           P.O. Box 1896       COMPANY LOGO)
                                         Toledo, Ohio 43603-1896
________________________________________________________________________________

                      REGISTRATION & ACKNOWLEDGEMENT CARD
  (This card is to be filled out and mailed to Great Lakes Window, Inc. within
                          30 days after installation.
-------------------
Registration Number
      001062

Original purchaser's name:
                          -----------------------------------------------------
Original purchaser's address:
                              -------------------------------------------------

Applicator/Dealer name:   AMRE REMODELING/AMERICAN REMODELING
                        -------------------------------------------------------
Applicator/Dealer address:     8585 NORTH STEMMONS FREEWAY SOUTH TOWER,
                                         DALLAS, TEXAS, 75247
                           ----------------------------------------------------
Product Installed:                     Color
                   -------------------        ---------------------------------

Purchase Price:                                         Date:
                ---------------------------------------       -----------------

-------------------
Registration Number
      01887
                         (BIRD VINYL PRODUCTS LOGO)

                 50 YEAR NON-TRANSFERABLE
                 VINYL SIDING & SOFFIT LIMITED WARRANTY

Bird Vinyl Products (Bird) hereby warrants that subject to the terms, conditions, and limitations set forth below, Bird's private label Better Grade vinyl siding and vinyl soffit, Bird's Standard Grade vinyl siding and related vinyl accessories manufactured by Bird are free from manufacturing defects and will not corrode, blister, peel or flake, will not conduct electricity so as to require grounding, will not deteriorate as a result of salt spray, windblown sand or termite activity, and meet the American Society of Testing Materials Test D-635 for non combustibility.

                              WARRANTY COVERAGE
ORIGINAL OWNER - If any defect covered hereby is discovered by the original owner, Bird, at its option, will repair or replace the defective material (providing all material and labor reasonably necessary to remedy the covered defect). Any costs and expenses beyond Bird's liability hereunder shall be the owner's responsibility.

                  COMMERCIAL/GOVERNMENT OR PUBLIC OWNERSHIP
If the structure upon which the product is applied is owned by an entity other than an individual, be it a corporation, partnership, an unincorporated association, or by a government or public entity, including, without limitation, a church or school, the warranty period shall be a fifty (50) year prorated on the following basis: First three years following installation 100% replacement, replacement in subsequent years during the term of this warranty shall decline 10% per year, but Bird's liability shall not be less than 10% unless Bird's obligation hereunder shall cease sooner under the terms and conditions of this warranty.

                     COVERAGE EXCLUSIONS AND LIMITATIONS
This Warranty covers only manufacturing defects, and Bird shall not be liable for material failures attributable in whole or in part to any other causes, including but not limited to:

1. Faulty application or application not in accordance with Bird's written instructions;

2.       Impact of foreign objects;

3. Hurricane, tornado, gale, lightning, hail damage, flood or other violent or unusual phenomena of the elements, or fire, or other casualties;

4. Defect, deterioration, movement or casualty occurring in the substrate wall on which the siding is applied or in any other structural part of the building;

5. Normal surface weathering: normal surface weathering is defined as exposure to sunlight and extremes of weather and atmosphere which will cause any colored surface to gradually fade, chalk, or suffer an accumulation of surface dirt or stains. The severity of any of these conditions depends upon the geographical location of your home, the cleanliness of the air in you area and many other local influences over which Bird has no control, (if Bird determines that fading other than normal weathering or disclaimers stated above has occurred, warranty coverage shall be prorated on the following basis: First five years following installation 100% replacement; replacement in subsequent years during the term of this warranty shall decline 10% per year, but Bird's liability shall not be less than 10% unless Bird's obligation hereunder shall cease sooner under the terms and conditions of this warranty.)

6.       Surface discoloration due to air pollution;

7.       Discoloration or damage caused by exposure to harmful chemicals;

8. Use of incompatible accessories or accessories not manufactured by Bird;

9.       Aluminum and PVC coated trim coil are not covered by this warranty;

10.      Brown panels and brown trim are warranted only for soffit application.

BIRD SHALL IN NO EVENT BE LIABLE FOR INCIDENTAL, REMOTE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION INJURY TO PERSONS OR DAMAGE TO ANY BUILDING OR ANY CONTENT THEREOF) RESULTING FROM BREACH OF THIS OR ANY OTHER WARRANTY, WITH RESPECT TO BIRD'S PRIVATE LABEL BETTER GRADE VINYL SIDING AND VINYL SOFFIT; BIRD'S STANDARD GRADE VINYL SIDING; AND RELATED VINYL ACCESSORIES MANUFACTURED BY BIRD, EXCEPT TO THE EXTENT THAT AN ALLOWANCE FOR INCIDENTAL DAMAGES IS MANDATED BY APPLICABLE LAW. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

Bird reserves the right to discontinue and/or make changes to any of its products. In the event that products identical to those covered by this Warranty are not available for replacement purposes, Bird shall have the right to substitute reasonably equivalent products.

This Warranty is the only express warranty made by Bird in connection with the sale of Bird's private label Better Grade vinyl siding and vinyl soffit, Bird's Standard Grade vinyl siding, and related vinyl accessories manufactured by Bird. No representative of Bird and or any other person has any authority whatsoever to accept for Bird any additional or different liability or responsibility for vinyl panels or related accessories which Bird has manufactured.

This warranty gives you specific legal rights, and you may also have other rights which may vary from state to state.

                    REGISTRATION AND ACKNOWLEDGEMENT CARD
This Warranty is valid only after the REGISTRATION AND ACKNOWLEDGEMENT CARD is completed, signed by the original owner and mailed to Bird within thirty (30) days after installation has been completed. This warranty is non-transferable to a successor owner. In the vent that the REGISTRATION AND ACKNOWLEDGEMENT CARD is not mailed to Bird as set forth above, liability of Bird to the original purchaser(s) shall be limited to providing replacement material. Any claims made hereunder must be accompanied by claimants check in the amount of fifty dollars to cover Bird's expenses in examining and testing the product. In the event that the product is defective, this amount will be returned to claimant.

                              CLAIMS PROCEDURE
To make a claim under this Warranty, the owner must notify Bird within a reasonable time after discovering the defect (Bird considers 30 days to be a reasonable time), either in writing by registered or certified mail addressed to Bird Vinyl Products, 1010 Withrow Court, P.O. Box 2329, Bardstown, Kentucky 40004, or by other means reasonably calculated to inform Bird's Claim Department, at the above address, of the defect, provide Bird with satisfactory proof of purchase and tender to Bird the fifty dollars ($50) check mentioned earlier. The owner shall also afford Bird reasonable opportunity to inspect the material and take samples before steps are taken to remedy the defect.

                      REGISTRATION & ACKNOWLEDGEMENT CARD
(This card is to be filled out and mailed within 30 days after application to
                            Bird Vinyl Products)
-------------------
Registration Number
      018887

Original purchaser's name:
                          -----------------------------------------------------
Original purchaser's address:
                              -------------------------------------------------

Applicator/Dealer name:   AMRE REMODELING/AMERICAN REMODELING
                        -------------------------------------------------------
Applicator/Dealer address:     8585 NORTH STEMMONS FREEWAY SOUTH TOWER,
                                         DALLAS, TEXAS, 75247
                           ----------------------------------------------------
Product Installed:              Color           Squares Installed:
                   ------------       ----------                   ------------

Purchase Price:                                         Date:
                ---------------------------------------       -----------------

                           (BIRD VINYL PRODUCTS LOGO)

                                    50 YEAR
                                  VINYL SIDING
                                    & SOFFIT
                                LIMITED WARRANTY

         MAINTENANCE INSTRUCTIONS

1. Wash the siding with an ordinary long-handled car washing brush that fastens to your hose, available at your local auto supply store. It lets you wash the siding just like you wash your car.

2. If the dirt is hard to remove, such as soot and grime found in industrial areas, wipe the siding with a solution of: 1/3 cup powder detergent, 2/3 cup household cleaner, 1 gallon water.

3. If mildew is a problem in you area, use the solution above but substitute 1 quart liquid laundry bleach for 1 quart of water.

4. If stubborn stains exist, see stain removal chart. Observe the precautionary labeling instructions on the cleaning agent container. Protect shrubs form direct contact with cleaning agents.

         IMPORTANT: FIRE SAFETY INFORMATION

         Exterior vinyl building materials require little maintenance for many years. Nevertheless, common sense dictates that builders and suppliers of vinyl products store, handle and install vinyl materials in a manner that avoids damage to the product and/or the structure. Owners and installers should take few a single steps to protect vinyl building materials from fire.

         NOTICE TO HOME AND BUILDING OWNERS:

         Rigid vinyl siding is made from organic materials and will melt or burn when exposed to a significant source of flame or heat. Building owners, occupants and outside maintenance personnel should always take normal precautions to keep sources of fire, such as barbecues, and combustible materials, such as dry leaves, mulch and trash, away from vinyl siding.

                           (BIRD VINYL PRODUCTS LOGO)

                              Bird Vinyl Products
                               1010 Withrow Court
                                 P.O. Box 2329
                              Bardstown, KY 40004

                                 STAIN REMOVAL

----------------------------------------------------------------------------------------------------------------
 STAINING AGENTS         CLEANING AGENTS        PREPARATION                SPECIAL CLEANING PROCEDURES
----------------------------------------------------------------------------------------------------------------
 Light oils and greases  Solvents--             Remove excess with         Use soft cloth to apply mineral
 Heavy grease              Mineral spirits      plastic or wood scraper    spirits. Avoid polishing stained
 Caulking compound         V.M.P., naphtha                                 area by using too much pressure.
 Wax, Crayon               auto tar remover                                After removing stain, rinse area
 Asphalt, tars, etc.                                                       with water.
----------------------------------------------------------------------------------------------------------------
 Inks (marking)          Cleaning fluid         Remove excess with         Use soft cloth to apply cleaning
 Nail polish             (trichloroethylene)    plastic or wood scraper    fluid (trichloroethylene). Avoid
 Paint                                          chill gum to remove        polishing stained area by using
 Gum, Lipstick                                  excess.                    too much pressure. After removing
                                                                           stain, rinse area with water.
----------------------------------------------------------------------------------------------------------------
 Rust stains             Oxalic acid--          Make solution of 1         Apply oxalic acid solution with soft
                         Auto radiator cleaner  tablespoon of oxalic acid  bristle brush, wipe with damp cloth,
                                                crystals to 1 cup warm     and then flush with rust-free water.
                                                water                      (Use rubber gloves and protect eyes
                                                                           and face.)
----------------------------------------------------------------------------------------------------------------
 Stubborn stains         Xylene                 Try above procedures       Dampen small section of cloth with
                                                (1-3). If they fail to     Xylene, rub vigorously. Do not
                                                remove spots, then use     remove any more material than
                                                this procedure.            necessary. Rinse area with water.
----------------------------------------------------------------------------------------------------------------

                                        Mail to:
                                        Bird Vinyl Products
                                        1010 Withrow Court
                                        P.O. Box 2329
                                        Bardstown, KY 40004

                             VINYL SIDING WARRANTY

                 SEARS-AUTHORIZED SERVICES WARRANTY: In addition to any warranty extended to you on the product(s) used in service, should the workmanship (or application) of this Sears-authorized service prove faulty within scheduled time in #28 on front of this agreement, Sears-authorized contractor will, upon notice from you, cause such faults to be corrected by repair at no additional cost to you.

Service under this warranty is available by calling 1 (800) 442-4997. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

Registration Number
     001375
                              (VARIFORM(R) LOGO)

                 50 YEAR NON-TRANSFERABLE
                 VINYL SIDING & SOFFIT LIMITED WARRANTY

Variform Inc. ("Variform") hereby warrants that subject to the terms, conditions, and limitations set forth below. Variform's private label Better Grade double 5 siding and double 5 soffit panels and related vinyl siding accessories manufactured by Variform are free from manufacturing defects and will not corrode, blister, peel or flake, will not conduct electricity so as to require grounding, will not deteriorate as a result of salt spray, windblown sand or termite activity, and meet the American Society of Testing Materials Test D-635 for non combustibility.

WARRANTY COVERAGE ORIGINAL OWNER - if any defect covered hereby is discovered by the original owner, Variform, at its option, will repair or replace the defective material (providing all material and labor reasonably necessary to remedy the covered defect). Any costs and expenses beyond Variform's liability hereunder shall be the owner's responsibility.

COMMERCIAL/GOVERNMENT OR PUBLIC OWNERSHIP If the structure upon which the product is applied is owned by an entity other than an individual, be it a corporation, partnership, an unincorporated association, or by a government or public entity, including, without limitation, a church or school, the warranty period shall be a fifty (50) year prorated on the following basis: First three years following installation 100% replacement, replacement in subsequent years during the term of this warranty shall decline 10% per year, but Variform's liability shall not be less than 10% unless Variform's obligation hereunder shall cease sooner under the terms and conditions of this warranty.

                     COVERAGE EXCLUSIONS AND LIMITATIONS
This Warranty covers only manufacturing defects, and Variform shall not be liable for material failures attributable in whole or in part to any other causes, including but not limited to;

1. Faulty application or application not in accordance with Variform's written instructions;

2.       Impact of foreign objects;

3. Hurricane, tornado, gale, lightning, hail damage, flood or other violent or unusual phenomena of the elements, or fire, or other casualties;

4. Defect, deterioration, movement or casualty occurring in the substrate wall on which the siding is applied or in any other structural part of the building;

5. Normal surface weathering: normal surface weathering is defined as exposure to sunlight and extremes of weather and atmosphere which will cause any colored surface to gradually fade, chalk, or suffer an accumulation of surface dirt or stains. The severity of any of these conditions depends upon the geographical location of your home, the cleanliness of the air in you area and many other local influences over which Variform has no control, (if Variform determines that fading other than normal weathering or disclaimers stated above has occurred, warranty coverage shall be prorated on the following basis:
         First five years following installation 100% replacement; replacement in subsequent years during the term of this warranty shall decline 10% per year, but Variform's liability shall not be less than 10% unless Variform's obligation hereunder shall cease sooner under the terms and conditions of this warranty.)

6.       Surface discoloration due to air pollution;

7.       Discoloration or damage caused by exposure to harmful chemicals;

8. Use of incompatible accessories or accessories not manufactured by Variform;

9.       Aluminum and PVC coated trim coil are not covered by this warranty;

10.      Brown panels and brown trim are warranted only for soffit application.

VARIFORM SHALL IN NO EVENT BE LIABLE FOR INCIDENTAL, REMOTE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION INJURY TO PERSONS OR DAMAGE TO ANY BUILDING OR ANY CONTENT THEREOF) RESULTING FROM BREACH OF THIS OR ANY OTHER WARRANTY, WITH RESPECT TO VARIFORM'S BETTER GRADE VINYL SIDING AND ACCESSORIES, EXCEPT TO THE EXTENT THAT AN ALLOWANCE FOR INCIDENTAL DAMAGES IS MANDATED BY APPLICABLE LAW. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

Variform reserves the right to discontinue and/or make changes to any of its products. In the event that products identical to those covered by this Warranty are not available for replacement purposes, Variform shall have the right to substitute reasonably equivalent products.

This Warranty is the only express warranty made by Variform in connection with the sale of Variform's Better Grade vinyl siding soffit panels and related accessories. No representative of Variform and or any other person has any authority whatsoever to accept for Variform any additional or different liability or responsibility for vinyl panels or related accessories which Variform has manufactured.

This warranty gives you specific legal rights, and you may also have other rights which may vary from state to state.

                    REGISTRATION AND ACKNOWLEDGEMENT CARD
This Warranty is valid only after the REGISTRATION AND ACKNOWLEDGEMENT CARD is completed, signed by the original owner and mailed to Variform within thirty
(30) days after installation has been completed. This warranty is non-transferable to a successor owner. In the vent that the REGISTRATION AND ACKNOWLEDGEMENT CARD is not mailed to Variform as set forth above, liability of Variform to the original purchaser(s) shall be limited to providing replacement material. Any claims made hereunder must be accompanied by claimant's check in the amount of fifty dollars to cover Variform's expenses in examining and testing the product. In the event that the product is defective, this amount will be returned to claimant.

CLAIMS PROCEDURE To make a claim under this Warranty, the owner must notify Variform within a reasonable time after discovering the defect (Variform considers 30 days to be a reasonable time), either in writing by registered or certified mail addressed to Lifetime Warranty Dept. Inc., P.O. Box 559 Kearney, Missouri 64060, or by other means reasonably calculated to inform Variform's Claim Department, at the above address, of the defect, provide Variform with satisfactory proof of purchase or transfer of warranty right and tender to Variform the fifty dollars ($50) check mentioned earlier. The owner shall also afford Variform reasonable opportunity to inspect the material and take samples before steps are taken to remedy the defect.

                      REGISTRATION & ACKNOWLEDGEMENT CARD
    (This card is to be filled out and mailed to Veriform, Inc. within 30 days after installation)
-------------------
Registration Number
      001375

Original purchaser's name:
                          -----------------------------------------------------
Original purchaser's address:
                              -------------------------------------------------

Applicator/Dealer name:   AMRE REMODELING/AMERICAN REMODELING
                        -------------------------------------------------------
Applicator/Dealer address:     8585 NORTH STEMMONS FREEWAY SOUTH TOWER,
                                         DALLAS, TEXAS, 75247
                           ----------------------------------------------------
Product Installed:                     Color
                   -------------------        ---------------------------------

Purchase Price:                                         Date:
                ---------------------------------------       -----------------

                                 (VARIFORM(R) LOGO)

                                    50 YEAR
                               NON-TRANSFERABLE
                                  VINYL SIDING
                                    & SOFFIT
                                LIMITED WARRANTY

         MAINTENANCE INSTRUCTIONS

1. Wash the siding with an ordinary long-handled car washing brush that fastens to your hose, available at your local auto supply store. It lets you wash the siding just like you wash your car.

2. If the dirt is hard to remove, such as soot and grime found in industrial areas, wipe the siding with a solution of: 1/3 cup powder detergent, 2/3 cup household cleaner, 1 gallon water.

3. If mildew is a problem in you area, use the solution above but substitute 1 quart liquid laundry bleach for 1 quart of water.

4. If stubborn stains exist, see stain removal chart. Observe the precautionary labeling instructions on the cleaning agent container. Protect shrubs form direct contact with cleaning agents.

IMPORTANT: FIRE SAFETY INFORMATION

Exterior vinyl building materials require little maintenance for many years. Nevertheless, common sense dictates that builders and suppliers of vinyl products store, handle and install vinyl materials in a manner that avoids damage to the product and/or the structure. Owners and installers should take a few single steps to protect vinyl building materials from fire.

NOTICE TO HOME AND BUILDING OWNERS:

Rigid vinyl siding is made from organic materials and will melt or burn when exposed to a significant source of flame or heat. Building owners, occupants and outside maintenance personnel should always take normal precautions to keep sources of fire, such as barbecues, and combustible materials, such as dry leaves, mulch and trash, away from vinyl siding.

                                 (VARIFORM(R) LOGO)

                          Lifetime Warranty Dept. Inc.
                                  P.O. Box 559
                            Kearney, Missouri 64060

                                 STAIN REMOVAL

----------------------------------------------------------------------------------------------------------------
 STAINING AGENTS         CLEANING AGENTS        PREPARATION                SPECIAL CLEANING PROCEDURES
----------------------------------------------------------------------------------------------------------------
 Light oils and greases  Solvents--             Remove excess with         Use soft cloth to apply mineral
 Heavy greases             Mineral spirits      plastic or wood scraper    spirits. Avoid polishing stained
 Caulking compound         V.M.P., naphtha                                 area by using too much pressure.
 Wax, Crayon               auto tar remover                                After removing stain, rinse area
 Asphalt, tars, etc.                                                       with water.
----------------------------------------------------------------------------------------------------------------
 Inks (marking)          Cleaning fluid         Remove excess with         Use soft cloth to apply cleaning
 Nail polish             (trichloroethylene)    plastic or wood scraper    fluid (trichloroethylene). Avoid
 Paint                                          chill gum to remove        polishing stained area by suing
 Gum, Lipstick                                  excess.                    too much pressure. After removing
                                                                           stain, rinse are with water.
----------------------------------------------------------------------------------------------------------------
 Rust stains             Oxalic acid--          Make solution of 1         Apply oxalic acid solution with soft
                         Auto radiator cleaner  tablespoon of oxalic acid  bristle brush, wipe with damp cloth,
                                                crystals to 1 cup warm     and then flush with rust-free water.
                                                water                      (Use rubber gloves and protect eyes
                                                                           and face.)
----------------------------------------------------------------------------------------------------------------
 Stubborn stains         Xylene                 Try above procedures       Dampen small section of cloth with
                                                (1-3). If they fail to     Xylene, rub vigorously. Do not
                                                remove spots, then use     remove any more material than
                                                this procedure.            necessary. Rinse area with water.
--------------------------------------------------------------------------------------------------------------

                                        Mail to:
                                        Lifetime Warranty Dept. Inc.
                                        P.O. Box 559
                                        Kearney, Missouri 64060

                      CUSTOM-FIT PREMIUM WINDOWS WARRANTY

                 SEARS-AUTHORIZED SERVICES WARRANTY: In addition to any warranty extended to you on the product(s) used in service, should the workmanship (or application) of this Sears-authorized service prove faulty within scheduled time in #16 on front of this agreement, Sears-authorized contractor will, upon notice from you, cause such faults to be corrected by repair at no additional cost to you.

Service under this warranty is available by calling 1 (800) 442-4997. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

                                                                       Exhibit F

                         LICENSEE PERFORMANCE STANDARDS

         Licensee's specifications and performance standards currently in effect require first class installation and high quality products consistent with the respective price of such product or service. All products offered by Licensee shall be commercially acceptable for the purposes for which they are sold.

                                                                       Exhibit G

                              REFERRAL SERVICE FEE

         Licensee will pay a Referral Service Fee to Franchisees equal to ten percent (10%) of the Contract Revenue realized by Licensee as a direct result of referrals received in accordance with the Joint Referral Program. Licensor and Century 21 shall use commercially reasonable efforts to establish a program with Franchisees whereby the Referral Service Fee is equitably divided between the Franchisee's agent or employee producing the referral and the owners of the franchise, in order to encourage the production of referrals by the Franchisees' agents and employees.

                                                                       Exhibit H

                             JOINT REFERRAL PROGRAM

         Licensor and Century 21, in conjunction with the Franchisees, shall use commercially reasonable efforts to establish a program whereby the agents and employees of Franchisees will submit to Licensee the name, address, and telephone number of any of their customers who have indicated in writing a desire to have a sales representative make a presentation within an agreed upon period of time with respect to one or more specified Licensed Products or Licensed Services. In the event that Licensee has previously been contacted by the customer with respect to the specific Licensed Product or Licensed Service, the provision of such information shall not constitute a referral for purposes of payment of a Referral Service Fee. Licensee agrees to use commercially reasonable efforts to assist Licensor and Century 21 in establishing the Joint Referral Program. The Joint Referral Program shall be developed in consultation with, and subject to the approval of, legal counsel to ensure compliance with RESPA and all other applicable laws and regulations.